Exhibit 99.02

EXTENSION OPTION AND SECURITIES AMENDMENT AGREEMENT

This EXTENSION OPTION AND SECURITIES AMENDMENT AGREEMENT (this “Agreement”) is entered into as of October __, 2009 by and between (i) DigitalPost Interactive, Inc., a Nevada corporation (the “Company”), and (ii) Agile Opportunity Fund, LLC, a Delaware limited liability company (“Agile” or the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Company and the Investor are parties to a certain Securities Purchase Agreement, dated as of May 30, 2008 (the “Original Securities Purchase Agreement”); and

WHEREAS, pursuant to the Original Securities Purchase Agreement, the Investor purchased from the Company Original Issue Discount Term Secured Convertible Promissory Notes due May 30, 2010 (the “Original Notes Maturity Date”) in the aggregate original face amount of $727,272.72 (collectively, the "Original Notes"); and

WHEREAS, the Original Notes are currently convertible into shares of the Company’s Common Stock at $0.25 per share; and

WHEREAS, pursuant to the Original Securities Purchase Agreement, the Company issued to the Investor a Series A Warrant to purchase an aggregate of 290,909.10 shares of the Company’s Common Stock at an exercise price of $0.25 per share, such warrants expiring on May 30, 2013 (the “Series A Warrant”); and

WHEREAS, pursuant to the Original Securities Purchase Agreement, the Company issued to the Investor a Series B Warrant to purchase an aggregate of 290,909.10 shares of the Company’s Common Stock at an exercise price of $0.30 per share, such warrants expiring on May 30, 2013 (the “Series B Warrant”); and

WHEREAS, the Company and the Investor are parties to a certain Securities Purchase Agreement, dated as of September 26, 2008 (the “Additional Securities Purchase Agreement”); and

WHEREAS, pursuant to the Additional Securities Purchase Agreement, the Investor purchased from the Company an additional Original Issue Discount Term Secured Convertible Promissory Note in the original face amount of $180,000 (the "Additional Note") currently due December 26, 2009 (the “Additional Note Maturity Date”) pursuant to an Extension and Modification Agreement entered into between the parties on October 5, 2009; and

WHEREAS, the Additional Note is currently convertible into shares of the Company’s Common Stock at $0.123 per share; and

WHEREAS, pursuant to the Additional Securities Purchase Agreement, the Company issued to the Investor a Series C Warrant to purchase an aggregate of 750,000 shares of the Company’s Common Stock at an exercise price of $0.123 per share, such warrants expiring on September 26, 2013 (the “Series C Warrant”); and

WHEREAS, pursuant to the Additional Securities Purchase Agreement, the Company issued to the Investor a Series D Warrant to purchase an aggregate of 750,000 shares of the Company’s Common Stock at an exercise price of $0.15 per share, such warrants expiring on September 26, 2013 (the “Series D Warrant”); and

WHEREAS, the Company desires to have an option to extend the Original Notes Maturity Date as set forth herein; and

WHEREAS, capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Original Notes, the Additional Note, the Series A Warrant, the Series B Warrant, the Series C Warrant, or the Series D Warrant, as applicable..

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Extension Option, Note Amendments and Consideration.

(a)           The Company shall have the option of extending the Original Maturity Dates of each of the Original Notes (the “Extension Option”) by successive one (1) calendar month periods by delivering notice of the exercise thereof and consequent extension (the “Exercise Notice”) to the Investor by the twentieth (20th) day of the calendar month in which the Notes are then scheduled to mature, the first such date for delivery of an Exercise Notice being May 20, 2010, such Exercise Notice to be delivered in accordance with Section 4.8 of the Original Securities Purchase Agreement.  Upon the timely and proper delivery of an Option Exercise Notice by the Company which has been acknowledged by the Investor or not been rejected by the Investor due to untimely or improper delivery of the Exercise Notice within five (5) business days of the confirmed receipt thereof, all of the Original Notes shall be deemed amended by (i) modifying and extending the maturity dates of all Original Notes then outstanding until no later than the last day of the calendar month following the delivery of such Exercise Notice (each such date then being the “Extended Maturity Date”) and (ii) increasing the OID Amount (and consequently Face Amount) under each of the Original Notes by one and one-half percent (1½%) of the principal amount of each of the Original Notes then outstanding for each calendar month for which the maturity date has been so extended (with pro ration as necessary for partial months); provided, however, that in no event shall the Extended Maturity Date be later than December 31, 2010.

(b)           Each of the Original Notes and the Additional Note is hereby amended by amending the Conversion Price thereof such that the Conversion Price of each Original Note and Additional Note shall effective immediately and henceforth be equal to $0.10 per Conversion Share.

(c)           Each of the Series A Warrant, Series B Warrant, Series C Warrant and Series D Warrant is hereby amended by amending the exercise price thereof such that the Purchase Price under each of the Series A Warrant, Series B Warrant, Series C Warrant and Series D Warrant shall effective immediately and henceforth be equal to $0.10 per share of Warrant Stock.

(d)           The Company shall, within five (5) business days of the execution of this Agreement, deliver to the Investor a stock certificate representing 500,000 newly issued shares of common stock of the Company (which the parties acknowledge will be subject to restrictions on transfer pursuant to the Securities Act of 1933, as amended).

(e)           All share certificates representing the shares to be delivered pursuant to the preceding Section 1(b) shall be duly authorized, fully paid and nonassessable, free and clear of any and all liens and in proper certificated form in the name of the Investor, or other holder(s) designated by it.

(f)           The Company shall, simultaneous with the execution of this Agreement, pay the legal fees and expenses of Westerman Ball Ederer Miller & Sharfstein, LLP, legal counsel to the Investor, incurred in connection with the preparation of this Agreement, which legal fees are agreed to be $2,500.

2.           No Defenses.  The Company hereby reaffirms the validity and enforceability of all of the Original Notes and the Additional Note and its obligations thereunder.  The Company acknowledges and agrees that there are no offsets, defenses, claims, counterclaims, charges or deductions of any nature against the Investor which would or could in any way serve to reduce the amount due under any of the Original Notes or the Additional Note and the Company’s obligations thereunder.
3.           Notes and Warrants in Effect; Approvals.

(a)           Each of the Original Notes, the Additional Note, the Series A Warrant, the Series B Warrant, the Series C Warrant and the Series D Warrant, as amended and modified by this Agreement, shall remain in full force and effect.  For the purposes of clarification, the Additional Note Maturity Date is not subject to the Extension Option provided for in Section 1(a) hereof.

(b)           All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder have been duly taken and this Agreement, when executed and delivered by the Company and assuming due execution and delivery of this Agreement by the Investor, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

5.           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.  Each of the parties hereto submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in federal or state courts located within Nassau or Suffolk Counties in the State of New York.  In any action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

6.           Confidentiality.  This Agreement is confidential, and none of its provisions or terms shall be disclosed to anyone who is not an Investor or an officer or director of the Company or their agents, advisers or legal counsel, unless required by law.

7.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.  This Agreement may be modified or amended only with the written consent of all of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Extension Option and Securities Amendment Agreement as of the date first written above.

DIGITALPOST INTERACTIVE, INC.

By: /s/ Mike Sawtell
Name: Mike Sawtell
Title: CEO/President

AGILE OPPORTUNITY FUND, LLC
By: AGILE INVESTMENTS, LLC, Managing Member
By:David Propis
Name: David I. Propis
Title:  Managing Member